CDI Corp. Reports First Quarter 2013 Results

PHILADELPHIA, May 2, 2013 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the first quarter ended March 31, 2013.

First Quarter Highlights

  Revenue of $269 million, a decline of 4.0% during the first quarter 2013 versus the first quarter 2012
  Gross profit margin of 18.6% for the first quarter 2013 versus 19.8% for the first quarter 2012
  Operating and administrative expenses as a percentage of revenue of 16.8% for the first quarter 2013 versus 17.2% for the first quarter 2012
  Earnings per share of $0.13 in the first quarter 2013 versus $0.20 for the first quarter 2012

"During the first quarter, gross profit margin was below last year as revenue in the higher-margin government business within GETS declined versus the year-ago quarter," said CDI President and CEO Paulett Eberhart. "In addition, we saw a shift to lower margin business within PSS, as well as continued weakness in higher-margin MRI permanent placement and contract business. We were pleased to sustain our competitive cost structure during the first quarter, as reflected by lower operating and administrative expenses as a percentage of revenue. Also encouraging are recent wins and increased bid activity in engineering and staffing. We remain confident in our strategy of focusing on select verticals, higher-margin engineering projects and client service excellence."

For the first quarter 2013, the Company reported revenue of $269 million, a decrease of 4.0% versus the year-ago quarter.

The Company reported first quarter 2013 operating profit of $4.9 million compared to an operating profit of $7.4 million in the prior-year first quarter. The Company reported first quarter 2013 net income of $2.5 million, or $0.13 per diluted share, versus net income of $3.8 million, or $0.20 per diluted share, in the prior-year quarter.

Business Segment Discussion

The Company's Global Engineering and Technology Solutions segment (GETS) reported first quarter revenue of $78.0 million, a 4.0% decrease when compared to the prior-year quarter. Increased revenue in the Oil, Gas & Chemicals (OGC) vertical was offset by declines in the infrastructure and government services businesses, both reported in "Other," as well as by lower Hi-Tech revenue. Aerospace and Industrial Equipment (AIE) revenue was essentially flat versus the year-ago quarter. Operating profit declined to $5.3 million versus $5.9 million in the prior-year quarter, driven primarily by the revenue decrease offset somewhat by additional cost savings.

The Company's Professional Services Staffing segment (PSS) reported a 2.5% revenue decrease in the first quarter to $177.1 million when compared to the prior-year quarter. Revenue gains in the OGC vertical were offset by lower revenue driven by project completions in "Other," as well as by declines in Hi-Tech and AIE. PSS operating profit fell to $4.1 million versus $5.8 million in the prior-year first quarter, driven primarily by the revenue decrease offset somewhat by additional cost savings.

Management Recruiters International (MRI) first quarter revenue decreased 18.7% to $14.3 million, compared to the prior-year quarter, driven by lower contract staffing and royalty and franchise fee income. MRI's first quarter operating profit fell to $1.9 million compared to $2.3 million in the prior-year quarter, driven primarily by the revenue decrease offset somewhat by additional cost savings.

Business Outlook

The Company anticipates revenue for the second quarter of 2013 in the range of $260 million to $270 million, compared to $274 million in the year-ago second quarter, with gross profit margin at a level similar to that of the first quarter 2013.

Conference Call

At 11:00 a.m. Eastern Time today, Paulett Eberhart, President and CEO, and Bob Larney, Executive Vice President and CFO, will host a conference call to discuss the 2013 first quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) is an integrated, market-leading engineering and technology services firm providing differentiated, client-focused solutions in select global industries. CDI provides Global Engineering and Technology Solutions and Professional Services Staffing through its global business operations in the Americas, EMEA and APAC. The Company also provides staffing services through its franchised Management Recruiters International, Inc. (MRI) operating unit. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about our strategies for growth and future financial results (such as revenue), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' capital projects or the inability of our clients to pay our fees; the inability to successfully execute on our strategic plan; the termination or non-renewal of a major client contract or project; delays or reductions in government spending, including the impact of sequestration on U.S. government defense spending; credit risks associated with our clients; competitive market pressures; the availability and cost of qualified personnel; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations including the impact of healthcare reform laws and regulations; the possibility of incurring liability for our business activities, including the activities of our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" section of our Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Form 10-Ks and Form 10-Qs. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

CDI CORP. AND SUBSIDIARIES (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
Consolidated Statements of Income:	2013	2012

Revenue	$269,466	$280,627
Cost of services	219,315	224,942
Gross profit	50,151	55,685
Operating and administrative expenses	45,238	48,296
Operating profit	4,913	7,389
Other income (expense), net	(51)	(38)
Income before income taxes	4,862	7,351
Income tax expense	2,309	3,437
Net income	2,553	3,914
Less: Income attributable to the noncontrolling interest	62	91
Net income attributable to CDI	$2,491	$3,823

Earnings per common share:
Basic	$0.13	$0.20
Diluted	$0.13	$0.20
Weighted-average shares outstanding - basic	19,378	19,200
Weighted-average shares outstanding - diluted	19,723	19,573

Selected Balance Sheet Data:	March 31, 2013	December 31, 2012

Cash and cash equivalents	$18,416	$43,652
Accounts receivable, net	237,065	223,630
Total current assets	274,233	282,345
Total assets	390,628	400,705
Total current liabilities	92,945	104,208
Total CDI shareholders' equity	279,583	278,971

	Three months ended
	March 31,
Selected Cash Flow Data:	2013	2012

Net cash used in operating activities	$(21,620)	$(14,837)
Depreciation and amortization	2,561	2,534
Capital expenditures	1,093	1,259
Dividends paid to shareholders	—	2,500

	Three Months Ended
	March 31,
Selected Earnings and Other Financial Data:	2013	2012

Revenue	$269,466	$280,627
Gross profit	$50,151	$55,685
Gross profit margin	18.6%	19.8%
Operating and administrative expenses as a percentage of revenue	16.8%	17.2%
Operating profit margin	1.8%	2.6%
Effective income tax rate	47.5%	46.8%
Pre-tax return on net assets (1)	11.6%	10.0%

	Three Months Ended
	March 31,
Selected Segment Data:	2013	2012

Global Engineering and Technology Solutions ("GETS")
Revenue:
Oil, Gas and Chemicals ("OGC")	$29,650	$28,264
Aerospace and Industrial Equipment ("AIE")	16,869	16,912
Hi-Tech	7,621	8,065
Other	23,897	28,034
Total revenue	$78,037	$81,275
Gross profit	$21,524	$23,247
Gross profit margin	27.6%	28.6%
Operating profit	$5,275	$5,938
Operating profit margin	6.8%	7.3%

Professional Services Staffing ("PSS")
Revenue:
Oil, Gas and Chemicals ("OGC")	$33,342	$30,994
Aerospace and Industrial Equipment ("AIE")	18,917	19,791
Hi-Tech	71,994	74,307
Other	52,855	56,641
Total revenue	$177,108	$181,733
Gross profit	$22,270	$24,438
Gross profit margin	12.6%	13.4%
Operating profit	$4,105	$5,794
Operating profit margin	2.3%	3.2%

Management Recruiters International ("MRI")
Revenue:
Contract Staffing	$11,236	$13,681
Royalties and Franchise Fees	3,085	3,938
Total revenue	$14,321	$17,619
Gross profit	$6,357	$8,000
Gross profit margin	44.4%	45.4%
Operating profit	$1,877	$2,253
Operating profit margin	13.1%	12.8%

(1)

Pre-tax return on net assets is calculated as earnings before income taxes for the prior 12 consecutive months divided by the average of the corresponding beginning and ending period net assets. Net assets include total assets minus total liabilities excluding cash and cash equivalents, income tax accounts and debt.

CONTACT: Vincent Webb, Vice President, Investor Relations, 215-636-1240, Vince.Webb@cdicorp.com